Exhibit 99.1

SONUS NETWORKS REPORTS PRELIMINARY FOURTH QUARTER AND FISCAL YEAR 2007

FINANCIAL RESULTS

For more information, please contact:
Investor Relations:	Media Relations:
Jocelyn Philbrook	Lucy Millington
978-614-8672	978-614-8240
jphilbrook@sonusnet.com	lmillington@sonusnet.com

SONUS NETWORKS REPORTS PRELIMINARY FOURTH QUARTER

AND FISCAL YEAR 2007 FINANCIAL RESULTS

Industry Leader Reports Record Fourth Quarter and Annual Revenue;

Company Expects to Report Full Financial Results by Mid-March

WESTFORD, Mass., February 28, 2008 — Sonus Networks, Inc. (Nasdaq: SONS), a leading supplier of service provider IP-voice infrastructure solutions, today reported preliminary financial results for the fourth quarter and fiscal year ended December 31, 2007.

Revenues for the fourth quarter of fiscal 2007 are expected to be $97.1 million, compared with $76.6 million in the third quarter of fiscal 2007 and $79.0 million for the fourth quarter of fiscal 2006.  Revenues for the year ended December 31, 2007 are expected to be $320.3 million, compared with $279.5 million for the year ended December 31, 2006.

The Company generated strong cash from operations for the fourth quarter of 2007, resulting in cash, cash equivalents and investments totaling over $390 million at December 31, 2007 and no debt.

The audit of the Company’s financial statements for the fiscal year ended December 31, 2007 has not yet been completed.  Accordingly, the Company has determined to wait to report full financial results until the completion of the audit process.  The Company plans to file a Form 12b-25 (Notification of Late Filing) with the Securities and Exchange Commission with respect to its 2007 Annual Report on Form 10-K. The Company expects to report its full financial results for the quarter and year ended December 31, 2007 and to file its 2007

SONUS NETWORKS REPORTS PRELIMINARY FOURTH QUARTER AND FISCAL YEAR 2007

FINANCIAL RESULTS

Annual Report on Form 10-K within the 15-day extension period permitted by the Form 12b-25.

“We are disappointed to not be able to report full financial results for fiscal year 2007 and file our Form 10-K as originally scheduled,” said Hassan Ahmed, chairman, president and CEO, “although we do expect to complete both of these items within the next two weeks and put this delay behind us. The Company generated strong growth and met or exceeded our goals in many areas during the quarter.  I am confident that we remain well positioned for continued growth and success.”

Financial Metrics Highlights

The Company is not providing detailed GAAP or non-GAAP financial results for the quarter or full year at this time. Any preliminary, non-GAAP financial metrics exclude stock-based compensation and related expenses, stock option investigation costs, amortization of intangible assets related to the April 2007 purchase of Zynetix and a $15.3 million insurance recovery offsetting a portion of the $40 million 2004 restatement litigation settlement that we announced in the third quarter of fiscal 2007.

•                  In Q4, Sonus expects the order-to-revenue ratio to be significantly greater than 1, yielding an order-to-revenue ratio of approximately 1 for the year;

•                  Deferred revenue as of December 31, 2007 is expected to increase to approximately $99 million from the third quarter fiscal 2007 level of $92.6 million;

•                  Fourth quarter and full year gross margins are expected to be within our target operating model range of 58 - 62%;

•                  Fourth quarter non-GAAP operating income is expected to increase to moderately below our target of 17%, reflecting a strong sequential increase from our Q3 performance of 5.1%; and

•                  Cash and cash equivalents, marketable securities and long-term investments as of December 31, 2007 grew to a new record of over $390 million.

“We expect to provide full financial results and file our Form 10-K within the 15 day period permitted under our Form 12b-25 filing,” said Richard Gaynor, chief financial officer. “While this is an unfortunate occurrence, the delay should not overshadow the many important advances Sonus made during 2007.”

SONUS NETWORKS REPORTS PRELIMINARY FOURTH QUARTER AND FISCAL YEAR 2007

FINANCIAL RESULTS

The Company intends to host a conference call with the financial community as scheduled at 4:45 p.m. ET on February 28th to discuss its business performance during the fourth quarter.  Due to the ongoing review of its Form 10-K, the Company will not be able to answer questions related to its fourth quarter financial results or provide further details on the timing of the completion of the audit.

Date: Thursday, February 28, 2008

Time: 4:45 pm Eastern

To listen via telephone:

Dial-in number: (800) 736-4610

International Callers: (212) 231 2912

Fourth Quarter Fiscal 2007 Business Highlights:
In the fourth quarter of fiscal 2007, Sonus introduced innovative new technology to the market and announced important new customer wins that will fuel our growth in 2008 and beyond.

New Products:

•                  In October 2007, Sonus introduced its IMX 2.0 Applications Platform.  The IMX 2.0 was designed to bring applications development technology to the telecommunications industry to create new features and services and to connect multiple devices, redefining individual’s lifestyles.

•                  In the fourth quarter, Sonus unveiled new hardware modules for the GSX9000 Open Services Switch. These new modules are designed to ease the transition to next-generation networks while significantly improving the operating efficiency of today’s most widely deployed IP-based networks.

Global Customer Announcements

•                  In North America, Alestra announced plans for a large-scale expansion of its Sonus-based network. In December 2007, Sonus announced that XO Communications upgraded its network security by deploying the field-proven Sonus Network Border Switch (NBS). XO Communications announced that it selected the Sonus NBS for its scalability and reliability.

•                  In Europe, Sonus announced a significant deployment with BT Group.  BT Group has selected Sonus as an official 21st Century Network (21CN) vendor to supply an

SONUS NETWORKS REPORTS PRELIMINARY FOURTH QUARTER AND FISCAL YEAR 2007

FINANCIAL RESULTS

                        Access Gateway Control Function (AGCF) capability to support BT’s 21CN program.  The Sonus solution will enable communications providers to interconnect with BT’s 21CN and leverage its next-generation capabilities to provide converged multimedia services to end-user customers.  Additionally, Sonus continued to expand its relationship with BT, announcing it had been selected by BT Conferencing to develop scalable customer conferencing solutions.

Industry Leadership:

Independent market researchers reported that Sonus increased its market share in the third quarter of 2007, extending its leadership position and outpacing the market and its competition.

•                  Research from Infonetics, a leading independent research firm, named Sonus the market share leader in several segments of the IP-based voice market for its “Service Provider Next Generation Voice and IMS Equipment Market Forecast” in Q3 2007.

•                  Synergy Research Group, a leading independent industry research firm, also named Sonus the market share leader in key segments of the IP-voice market in its “3Q07 Service Provider Worldwide VoIP Market Share Report.” The firm also reported Sonus as the market leader, calculated by revenue, in North America, in Japan and, for the first time, in EMEA.

“Strong fourth quarter financial performance was highlighted by record revenue demonstrating an increased demand for our solutions that fueled our growth in the second half of 2007,” said Ahmed.  “We continue to grow faster than the market and our competition.  Headlining our 2007 performance were increased market share, growth in our wireless business, and major new customer wins with BT and France Telecom.  We are executing to respond to demand for our innovative products and to penetrate new markets.”

SONUS NETWORKS REPORTS PRELIMINARY FOURTH QUARTER AND FISCAL YEAR 2007

FINANCIAL RESULTS

About Sonus Networks

Sonus Networks, Inc. is a leading provider of voice over IP (VoIP) infrastructure solutions for wireline and wireless service providers.  With its comprehensive IP Multimedia  Subsystem (IMS) solution, Sonus addresses the full range of carrier applications, including residential and business voice services, wireless voice and multimedia, trunking and tandem switching, carrier interconnection and enhanced services.  Sonus’ voice infrastructure solutions are deployed in service provider networks worldwide. Founded in 1997, Sonus is headquartered in Westford, Massachusetts.  Additional information on Sonus is available at http://www.sonusnet.com.

This release contains forward-looking statements regarding future events that involve risks and uncertainties, including statements relating to Sonus’ expected financial results for the quarter and year ended December 31, 2007, as well as the release date of such statements.  Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  Readers are referred to Item 1A “Risk Factors” of Sonus’ Quarterly Report on Form 10-Q for the period ended September 30, 2007, filed with the SEC, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  Risk factors include among others: the impact of material weaknesses in our disclosure controls and procedures and our internal control over financial reporting on our ability to report our financial results timely and accurately; the timely reporting of our financial results and filing of our SEC periodic reports; the unpredictability of our quarterly financial results; risks and uncertainties associated with the Company’s restatement of its historical stock option granting practices and accounting including regulatory actions or litigation; risks associated with our international expansion and growth; consolidation in the telecommunications industry; and potential costs resulting from pending securities litigation against the Company. Any forward-looking statements represent Sonus’ views only as of today and should not be relied upon as representing Sonus’ views as of any subsequent date.  While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so, except as required by law.

Sonus is a registered trademark of Sonus Networks, Inc.   All other company and product names may be trademarks of the respective companies with which they are associated.